Exhibit No. 14(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 of our report dated October 25, 2000 relating to the August 31, 2000 financial statements and financial highlights of PaineWebber Balanced Fund appearing in the August 31, 2000 Annual Report to Shareholders. We also consent to the references to us under the heading "Experts" in such Proxy Statement and Prospectus.





     /s/ PricewaterhouseCoopers LLP
     PricewaterhouseCoopers LLP
     New York, New York
     February 12, 2001